EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

To ChoiceOne Financial Services, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2000, included in ChoiceOne Financial Services, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999.

Grand Rapids, Michigan	/s/ Crowe, Chizek and Company LLP Crowe, Chizek and Company LLP
August 18, 2000